Exhibit 10.1
DAVITA INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
(Effective as of April 1, 2026)

ARTICLE I PURPOSE

The primary purposes of the DaVita Inc. (the “Company”) Non-Employee Director Compensation Policy (this “Policy”) are to:
•pay differentially higher compensation for higher levels of work and responsibility;
•provide a compensation structure that will attract highly competent candidates; and
•provide a significant portion of compensation in the form of equity-based awards to further align non-employee director compensation with stockholder interests.

All references to “Director” in this Policy shall mean a member of the Company’s Board of Directors (the “Board”) who is not employed by the Company nor any of its subsidiaries. Further, amounts payable under this Policy shall be subject to any Director compensation limitations set forth in the DaVita Inc. 2020 Incentive Award Plan (or any successor plan).

ARTICLE II
BASE ANNUAL RETAINER

Each Director shall receive a base annual retainer (the “Base Annual Retainer”) of up to $310,000 per fiscal year as follows:

1.1Cash: $110,000 to be paid in quarterly installments processed within 15 business days of the last calendar day of each fiscal quarter.

1.2Direct Stock Issuances: $200,000 to be paid in the form of direct stock issuances (“DSIs”). The DSIs shall be subject to the following terms and conditions (the “DSI Grant Terms”):

1.2.1Grant Date: The DSIs shall be granted in four equal installments on March 15, May 15, August 15, and November 15 (each, a “Grant Date”), subject to the Director’s continued service through the applicable Grant Date; provided, however, that a Grant Date will be accelerated in the event of a Director’s separation from the Board prior to a specified Grant Date in accordance with the applicable proration provisions in this Policy.

1.2.2Amount: The number of DSIs to be granted on each Grant Date shall be the nearest whole number of shares as determined by dividing $50,000 by the closing market price of the Company’s common stock as listed on the New York Stock Exchange (“NYSE”) on the Grant Date, and if the Grant Date does not fall on a NYSE trading day, then on the last trading day prior to the Grant Date.

Exhibit 10.1
1.3Proration: The quarterly payments of the Base Annual Retainer shall be prorated, as applicable, based on the days of service on the Board during the applicable calendar quarter.

ARTICLE III
ANNUAL RETAINER PREMIUM - LEAD INDEPENDENT DIRECTOR

A Director serving as the Lead Independent Director of the Board shall be paid an additional premium (the “Lead Director Premium”) of up to $125,000 per fiscal year as follows:

1.1Cash: $37,500 to be paid in quarterly installments processed within 15 business days of the last calendar day of each fiscal quarter.

1.2Direct Share Issuances: $87,500 to be paid in the form of DSIs to be granted in accordance with, and subject to, the DSI Grant Terms provided in Section 2.2 above. For the avoidance of doubt:

1.2.1Grant Date: The DSI component of the Lead Director Premium shall be granted in four equal quarterly installments on a Grant Date, subject to the Lead Independent Director’s continued service in that role through the applicable Grant Date.

1.2.2Amount: The number of DSIs to be granted as part of the Lead Director Premium on each Grant Date shall be the nearest whole number of shares as determined by dividing
$21,875 by the closing market price of the Company’s common stock as listed on the NYSE on the Grant Date, and if the Grant Date does not fall on a NYSE trading day, then on the last trading day prior to the Grant Date.

1.3Proration: The quarterly payments of the Lead Director Premium shall be prorated, as applicable, based on the days of service as Lead Independent Director during the applicable calendar quarter.

ARTICLE IV
ANNUAL RETAINER PREMIUM - INDEPENDENT CHAIR

A Director serving as the independent Chair of the Board (the “Independent Chair”) shall be paid an additional premium (the “Independent Chair Premium”) of up to $175,000 cash per fiscal year to be paid in quarterly installments processed within 15 business days of the last calendar day of each fiscal quarter, with such quarterly payments prorated based on the days of service as the Independent Chair during the applicable calendar quarter.

Exhibit 10.1
ARTICLE V
ANNUAL RETAINER PREMIUM - COMMITTEE CHAIRS

A Director serving as a Chair of a standing committee (“Committee”) of the Board shall be paid an additional cash premium (the “Chair Premium”) per fiscal year as follows:

•Audit Committee Chair: $70,000
•Compensation Committee Chair: $62,500
•Compliance and Quality Committee Chair: $60,000
•Nominating and Governance Committee Chair: $60,000

Each Chair Premium shall be paid in quarterly installments processed within 15 business days of the last calendar day of each fiscal quarter, with such quarterly payments prorated based on the days of service as the Chair of the applicable Committee during the applicable calendar quarter.

ARTICLE VI
ANNUAL RETAINER PREMIUM – COMMITTEE MEMBERS

A Director who is a member of a Committee shall be paid an additional cash premium (the “Member Premium”) as follows:

•Audit Committee Member: $20,000
•Compensation Committee Member: $12,500
•Compliance and Quality Committee Member: $10,000
•Nominating and Governance Committee Member: $10,000

Each Member Premium shall be paid in quarterly installments processed within 15 business days of the last calendar day of each fiscal quarter, with such quarterly payments prorated based on the days of service as the member of the applicable Committee during the applicable calendar quarter. For the avoidance of doubt, the Chair of a Committee shall not be eligible to receive the Member Premium for service on the Committee for which they are Chair.

ARTICLE VII
EXPENSE REIMBURSEMENT AND COMPENSATION FOR ADDITIONAL TIME EXPENDED

1.1Expense Reimbursement. Each Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board or its Committees or in connection with other Board-related business or activities. Any reimbursement payable to a Director pursuant to this Policy or otherwise shall be conditioned on the submission by such Director of all expense reports reasonably required by the Company, and shall be paid to the Director within 60 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which the Director incurred the

Exhibit 10.1
reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Policy or otherwise shall not be subject to liquidation or exchange for any other benefit.

1.2Compensation for Additional Time. Each Director shall be additionally compensated in cash on a “per diem,” hourly or other basis at a rate that is reasonable and fair to the Company as determined in the discretion of the Lead Independent Director or Independent Chair, as applicable (or, should the matter be referred to them, the Board or the Compensation Committee), for significant time spent outside of Board or Committee meetings for meetings or activities outside the scope of normal Board duties, including, without limitation, director training, meeting with Company management or external auditors, interviewing director candidates or other activities deemed necessary by the Lead Independent Director or Independent Chair, as applicable (or should the matter be referred to them, the Compensation Committee or the entire Board). Any dollar amounts set for a particular unit of time shall be paid on a pro rata basis for time expended that is less than the full unit of time for which a rate was set. The Lead Independent Director or Independent Chair, as applicable, shall oversee requests for compensation under this Article VII.

ARTICLE VIII GENERAL PROVISIONS
1.1This Policy shall be reviewed periodically by the Compensation Committee, as it deems appropriate, with any proposed amendments to be recommended to the Board for approval.
1.2This Policy shall remain in effect until amended, replaced or terminated by the Board.
1.3Receipt of compensation under this Policy does not give any Director any right to continue as a member of the Board for any period of time (or on any Committee) or any right or claim to any benefit unless such right or claim has specifically accrued under this Policy in accordance with the terms and conditions of this Policy.